                                                                   EXHIBIT 10.29

                      FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of November 10, 1999 (this "First Amendment"), is among Thermadyne Mfg. LLC, a Delaware limited liability company (the "Company"), Comweld Group Pty. Ltd. (the "Initial Australian Borrower"), GenSet S.p.A. (the "Initial Italian Borrower"), Thermadyne Welding Products Canada Limited (the "Initial Canadian Borrower"), the various financial institutions listed on the signature pages hereto (collectively, the "Lenders"), DLJ Capital Funding, Inc. ("DLJ"), as syndication agent for the Lenders (the "Syndication Agent"), Societe Generale, as documentation agent for the Lenders (the "Documentation Agent"), and ABN AMRO Bank N.V. ("ABN AMRO"), as administrative agent for the Lenders (the "Administrative Agent"; the Syndication Agent and the Administrative Agent are sometimes referred to herein as the "Agents" and each as an "Agent").

                                  WITNESSETH:

     WHEREAS, the Borrowers, the Lenders, the Syndication Agent, the Administrative Agent and the Documentation Agent are parties to a Credit Agreement, dated as of May 22, 1998 (as heretofore amended, waived or modified, the "Existing Credit Agreement"); and

     WHEREAS, the Borrowers have requested that the Required Lenders amend the Existing Credit Agreement in certain respects to, among other things, allow the Company to restructure certain of its and its Subsidiaries' manufacturing operations, including the establishment of certain new Foreign Subsidiaries and the relocation of such operations to locations in Mexico and Asia; and

     WHEREAS, the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to so amend the Existing Credit Agreement as set forth below (the Existing Credit Agreement, as so amended by this First Amendment, being referred to as the "Credit Agreement");

     NOW, THEREFORE, in consideration of the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                     PART I


                                 DEFINITIONS

     SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this First Amendment, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Credit Agreement" is defined in the third recital.

     "Existing Credit Agreement" is defined in the first recital.

     SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this First Amendment, including its preamble and recitals, have the meanings ascribed thereto in the Existing Credit Agreement.

                                    PART II

                                 AMENDMENTS TO
                         THE EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the First Amendment Effective Date, and in reliance upon the representations and warranties made herein, the Existing Credit Agreement is hereby amended in accordance with this
Part II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

     SUBPART 2.1. Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such
Section in the appropriate alphabetical sequence:

     "Asian Relocation" means the closure and/or disposition of certain manufacturing operations of Duxtech Pty, Ltd. and its Subsidiaries (collectively, "Cigweld") and the relocation of such operations to Indonesia and/or Malaysia and shall include the establishment of and transfer of any such operations to a Foreign Subsidiary in connection therewith.

     "Existing Capitalized Lease" means each of those certain domestic capitalized leases listed on Schedule I hereto for the current term of such lease, but shall not include any renewal, continuation, extension or replacement of any such lease.

     "First Amendment" means the First Amendment to the Credit Agreement, dated as of November 10, 1999, among the Borrowers, the Lenders signatory thereto, and the Agents.

     "First Amendment Effective Date" is defined in Subpart 3.1 of the First Amendment.

     "Junior Subordinated Debt" means junior subordinated debt of the Company issued pursuant to the New Securities Purchase Agreement, which debt shall have terms and conditions substantially as set forth in Exhibit A to the First Amendment and shall have such other terms and conditions and be in a form satisfactory to the Syndication Agent and the Administrative Agent.

     "Mexican Relocation" means the (i) closure and/or disposition of certain manufacturing operations of the Mexican Relocation Subsidiaries, (ii) formation of a Mexican corporation that is a wholly owned Subsidiary of Tweco Products, Inc., (iii) acquisition, development and construction of a manufacturing facility by such Subsidiary in or near Hermosillo, Mexico, (iv) relocation of the operations and equipment of Tweco Products, Inc. to such facility, and (v) other related transactions incidental thereto.

     "Mexican Relocation Subsidiaries" means each of Tweco Products, Inc., a Delaware corporation, and its Subsidiaries.

     "New Securities Purchase Agreement" means that certain securities purchase agreement entered into by and among Holdco, the Company and the purchasers party thereto, pursuant to which such purchasers agree to purchase (a) (i) Junior Subordinated Debt or (ii) with the consent of the Administrative Agent and the Syndication Agent, preferred and/or common stock of a corporate holding company parent of the Company (such holding company to be formed on terms and conditions satisfactory to the Administrative Agent and the Syndication Agent), and (b) New Warrants, which purchase shall result in gross proceeds to the Company of at least $25,000,000 on or prior to December 31, 1999.

     "New Warrants" means warrants to acquire common stock of Holdco issued pursuant to the New Securities Purchase Agreement, which warrants shall have terms and conditions substantially as set forth in Exhibit B to the First Amendment and shall have such other terms and conditions and be in a form satisfactory to the Syndication Agent and the Administrative Agent.

     "Relocation Capital Expenditures" means capital expenditures made by the Company or its Subsidiaries in connection with the Mexican Relocation and the Asian Relocation, in an aggregate amount not to exceed (i) $16,500,000 in the case of the Mexican Relocation (less the amount of Relocation Expenses related to the Mexican Relocation) and (ii) $19,500,000 in the case of the Asian Relocation (less the amount of Relocation Expenses related to the Asian Relocation).

     "Relocation Expenses" means costs, expenses and charges not capitalized or classified as capital expenditures incurred by the Company or its Subsidiaries in connection with the Mexican Relocation and the Asian Relocation, in an aggregate amount not to exceed (i) $16,500,000 in the case of the Mexican Relocation (less the amount of Relocation Capital Expenditures related to the Mexican Relocation) and (ii) $19,500,000 in the case of the Asian Relocation (less the amount of Relocation Capital Expenditures related to the Mexican Relocation).

     SUBPART 2.2. Amendment to Definition of Applicable Margin. The definition of Applicable Margin in the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

     "Applicable Margin" means at all times during the applicable periods set forth below,

     (a) with respect to the unpaid principal amount of each Term-B Loan maintained as a (i) Base Rate Loan, (A) for each day prior to the First Amendment Effective Date, 1.25% and (B) for each day on or after the First Amendment Effective Date, 1.75% per annum and (ii) LIBO Rate Loan, (A) for each day prior to the First Amendment Effective Date, 2.5% and (B) for each day on or after the First Amendment Effective Date, 3.0% per annum;

     (b) with respect to the unpaid principal amount of each Term-C Loan maintained as a (i) Base Rate Loan, (A) for each day prior to the First Amendment Effective Date, 1.5% and (B) for each day on or after the First Amendment Effective Date, 2.0% per annum, and (ii) LIBO Rate Loan, (A) for each day prior to the First Amendment Effective Date, 2.75% and (B) for each day on or after the First Amendment Effective Date, 3.25% per annum;

     (c) from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter ending after the Closing Date is delivered by the Company to the Administrative Agent pursuant to clause (c) of Section 7.1.1, with respect to the unpaid principal amount of each
(i) Swing Line Loan (which shall be borrowed and maintained only as a U.S. Dollar denominated Base Rate Loan) and each Committed Revolving Loan and Term-A Loan maintained as a Base Rate Loan, 1.00% per annum, and (ii) Committed Revolving Loan and Term-A Loan maintained as a LIBO Rate Loan, 2.25% per annum; and

     (d) at all times after the date of such delivery of the Compliance Certificate described in clause (c) above, with respect to the unpaid principal amount of each Swing Line Loan (which shall be borrowed and maintained only as a U.S. Dollar denominated Base Rate Loan) and each Committed Revolving Loan and Term-A Loan, by reference to the applicable Leverage Ratio and at the applicable percentage per annum (i) for each day prior to the First Amendment Effective Date, as set forth in the Existing Credit Agreement and (ii) for each day on or after the First Amendment Effective Date, as set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of Base Rate Loans, or by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans", in the case of LIBO Rate Loans:

                APPLICABLE MARGIN FOR COMMITTED REVOLVING LOANS,
                        SWING LINE LOANS AND TERM-A LOANS

                                    APPLICABLE        APPLICABLE
                                  MARGIN FOR BASE  MARGIN FOR LIBO
   LEVERAGE RATIO                    RATE LOANS      RATE LOANS
   --------------                 ---------------  ---------------
GREATER THAN OR EQUAL TO 5.0:1          1.5%           2.75%

GREATER THAN OR EQUAL TO 4.0:1
 AND LESS THAN 5.0:1                    1.25%          2.5%

GREATER THAN OR EQUAL TO 3.0:1
 AND LESS THAN 4.0:1                    0.75%          2.0%

LESS THAN 3.0:1                         0.25%          1.5%


     The Leverage Ratio used to compute the Applicable Margin for Swing Line Loans, Committed Revolving Loans and Term-A Loans for any day referred to in clause (d) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Company to the Administrative Agent on or prior to such day pursuant to clause (c) of Section 7.1.1. Changes in the Applicable Margin for Swing Line Loans, Committed Revolving Loans and Term-A Loans resulting from a change in the Leverage Ratio shall become effective (as of the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered) upon delivery by the Company to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. In the event such Compliance Certificate indicates a Leverage Ratio that would result in an Applicable Margin which is greater or lesser than the Applicable Margin theretofore in effect, then (A) such greater or lesser Applicable Margin shall be deemed to be in effect for all purposes of this Agreement from the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered by the Company to the Administrative Agent pursuant to clause (c) of Section 7.1.1 and (B) if any Borrower shall have theretofore made any payment of interest in respect of Swing Line Loans, Committed Revolving Loans or Term-A Loans, or of Letter of Credit fees pursuant to the first sentence of Section 3.3.3, in any such case in respect of the period from the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered to the actual date of delivery of such Compliance Certificate, then, on the next Quarterly Payment Date, either (x) if the new Applicable Margin is greater than the Applicable Margin theretofore in effect, such Borrower shall pay as a supplemental payment of interest and/or Letter of Credit fees, an amount which equals the difference between the amount of interest and Letter of Credit fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such interest and Letter of Credit fees actually so paid, or (y) if the new Applicable Margin is less than the Applicable Margin theretofore in effect, an amount shall be deducted from the interest on Committed Revolving Loans, commitment fees and Letter of Credit fees (in the case of differences in respect of interest on

Committed Revolving Loans and Letter of Credit fees) or from the interest on Term-A Loans (in the case of differences in respect of interest on Term-A Loans) thereafter payable by such Borrower in an amount which equals the difference between the amount of interest and Letter of Credit fees so paid and the amount of interest and Letter of Credit fees that would otherwise have been paid based on such new Leverage Ratio (or, if no payment by such Borrower to the Revolving Lenders or Term-A Lenders, as the case may be, will thereafter accrue hereunder, or if the amount that so accrues is less than such difference, the Revolving Lenders or the Term-A Lenders, as the case may be, will promptly pay to such Borrower an amount equal to such difference less the amount, if any, of such accrued and unpaid payments); provided, that if the Company shall fail to deliver a Compliance Certificate within the number of days required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Margin for all Committed Revolving Loans, Term-A Loans and Letters of Credit from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Company delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin for the relevant type of Loan set forth in clause (d) above."

     SUBPART 2.3. Amendment to Definition of Change of Control. Clause (i) of the definition of Change of Control is hereby amended and restated as follows:

     "(i) the failure of Holdco at any time to own, directly or indirectly, free and clear of all Liens and encumbrances (other than Liens of the types permitted to exist under clauses (b), (f) and (i) of Section 7.2.3), all right, title and interest in 100% of the Capital Stock of the Company other than Capital Stock issued pursuant to the New Securities Purchase Agreement;"

     SUBPART 2.4. Amendment to Definition of EBITDA. The existing paragraphs (f) and (g) of the definition of EBITDA of the Existing Credit Agreement are hereby relettered as paragraphs (g) and (h), respectively, the word "minus" shall be deleted immediately following clause (e) thereof and a new paragraph is hereby added to read as follows:

     "plus

          (f) the amount deducted in determining Net Income representing expenses and charges incurred on account of Relocation Expenses,

     minus"

     SUBPART 2.5. Amendment to Definition of Excluded Equity Proceeds. The definition of Excluded Equity Proceeds is hereby amended by (i) adding, at the end of clause (v) thereof and before the word "or", the phrase "or the issuance of the New Warrants" and (ii) adding, following the word "Warrants" in clause
(vi) thereof, the expression ", the New Warrants".

SUBPART 2.6. Amendment to Definition of Fixed Charge Coverage Ratio. Paragraph
(b)(i) of the definition of Fixed Charge Coverage Ratio is hereby amended and restated as follows:

     "(b) the sum (without duplication) of

          (i) Capital Expenditures actually made during all such Fiscal Quarters pursuant to clause (a) of Section 7.2.7 (excluding (x) Relocation Capital Expenditures, (y) Capital Expenditures constituting Capitalized Lease Liabilities and (z) Capital Expenditures made by way of the incurrence of Indebtedness permitted pursuant to Section 7.2.2(c) to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);"

     SUBPART 2.7. Amendment to Definition of Indebtedness. (a) Clause (c) of the definition of Indebtedness is hereby amended and restated to read as follows:

     "(c) all Capitalized Lease Liabilities; provided that, for the purpose of calculating the Leverage Ratio, the total amount of Capitalized Lease Liabilities shall be reduced by an amount equal to the lesser of (x) the amount of Indebtedness related to Existing Capitalized Leases and (y) $3,800,000;"

     (b) The final sentence of the definition of Indebtedness is hereby amended and restated to read as follows:

     "For all purposes of this Agreement, (i) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness), and (ii) the Junior Subordinated Debt shall not constitute Indebtedness."

     SUBPART 2.8. Amendment to Definition of Interest Expense. The definition of Interest Expense is hereby amended and restated to read as follows:

     "Interest Expense" means, for any period, the aggregate consolidated interest expense of the Company and its Subsidiaries for such period, as determined in accordance with GAAP, including (a) financing costs in respect of any Receivables Transaction and (b) the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (to the extent included in interest expense) (x) up-front fees and expenses and the amortization of all deferred financing costs and (y) for purposes other than calculating Excess Cash Flow and EBITDA, payments made in respect of Capitalized Lease Liabilities allocable to interest expense incurred in respect of the Existing Capitalized Leases."

     SUBPART 2.9. Amendment to Definition of Material Documents. The definition of Material Documents is hereby amended and restated to read as follows:

     "'Material Documents' means the Merger Agreement, the Organic Documents of the Company, the Investors' Agreement and the New Securities Purchase Agreement, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document."

     SUBPART 2.10. Amendment to Article 7.1. Article 7.1 of the Existing Credit Agreement is hereby amended and restated by adding a new Section 7.1.14 to read as follows:

     "SECTION 7.1.14. Mexican Relocation. Within 30 days (or, if the Borrowers shall have commenced such actions within such 30-day period and diligently pursued the same, such longer period of time as shall be reasonably necessary to complete such actions) of the date when inventory and equipment of the Mexican Relocation Subsidiaries having an aggregate value in an amount equal to or greater than $500,000 have arrived in Mexico, the Borrowers:

     (a) shall have delivered to the Agents all supplements and other documents necessary in the judgment of the Agents and their counsel to perfect the Liens granted to the Administrative Agent pursuant to the Security Agreements in equipment and inventory owned or leased by the Mexican Relocation Subsidiaries and located or to be located in Mexico;

     (b) shall have caused to be delivered to the Agents from each Mexican Relocation Subsidiary which owns a Mexican Subsidiary, (i) certificates evidencing 65% of the issued and outstanding shares of Capital Stock of each such Mexican Subsidiary, which certificates shall in each case be accompanied by undated stock powers duly executed in blank and shall be pledged pursuant to a Pledge Agreement, and (ii) any and all other documents or instruments of further assurance required to be filed or customarily provided in respect thereof in the local jurisdiction of each such Mexican Subsidiary, including but not limited to opinions of foreign counsel; provided, however, that no Subsidiary shall be required to pledge in excess of 65% of the outstanding voting stock of any Non-U. S. Subsidiary. If any securities pledged pursuant to a Pledge Agreement are uncertificated securities, the Agents shall have received confirmation and evidence satisfactory to each of them that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent in such securities pursuant to the terms of the applicable Pledge Agreement; and

     (c) shall have delivered to the Agents an opinion, on or prior to such 30th day and addressed to the Agents and all Lenders, from Davis Polk & Wardwell, special New York counsel to the Obligors, in form and substance satisfactory to the Agents."

     SUBPART 2.11. Amendment to Section 7.2.2. Clause (e) of Section 7.2.2 of the Existing Credit Agreement is hereby amended and restated to read as follows:

     "(e) intercompany Indebtedness (i) (x) of any U.S. Subsidiary of the Company owing to the Company or any Subsidiary or (y) of the Company owing to any of its U.S. Subsidiaries, and (ii) of any Non-U.S. Subsidiary of the Company owing to the Company or any U.S. Subsidiary of the Company; provided that in respect of (A) any such Indebtedness described in this clause (ii), the U.S. Dollar Equivalent of such Indebtedness (other than any such intercompany Indebtedness, (w) into which any Investment by the Company or a U.S. Subsidiary in a Non-U.S. Subsidiary that was outstanding on the First Amendment Effective Date was converted, (x) incurred to finance any acquisition permitted hereunder,
(y) outstanding on the First Amendment Effective Date or (z) incurred as part of, or to finance, Relocation Capital Expenditures or Relocation Expenses incurred by Non-U.S. Subsidiaries) shall not exceed, when taken together with the aggregate amount at such time of all outstanding Investments made pursuant to clause (i) of Section 7.2.5 (other than any such Investments (1) into which any Indebtedness of any Non-U.S. Subsidiary owing to the Company or any U.S. Subsidiary that was outstanding on the First Amendment Effective Date was converted, (2) made as part of, or to finance, any acquisition permitted hereunder, (3) outstanding on the First Amendment Effective Date, (4) made as part of, or to finance, Relocation Capital Expenditures or Relocation Expenses incurred by Non-U.S. Subsidiaries or (5) consisting of the contribution by U.S. Subsidiaries of equipment used at the manufacturing facilities referred to in clause (iii) of the definition of Mexican Relocation to the Non-U. S. Subsidiaries that operate such facilities, but only to the extent, in the case of this clause (5), required or determined by the Company in good faith to be advisable to avoid adverse Mexican tax consequences) $20,000,000 at any time outstanding and (B) any such Indebtedness described in this clause (e) which is owing to the Company or any of its U.S. Subsidiaries, (1) to the extent requested by the Administrative Agent, such Indebtedness shall be evidenced by one or more promissory notes in form and substance satisfactory to the Agents which (except in the case of any such notes held by a Receivables Subsidiary in connection with a Receivables Transaction) shall be duly executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement and (2) in the case of any such Indebtedness owed by a Person other than the Company or a Subsidiary Co-Obligor, such Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar or, if denominated in a Foreign Currency, the applicable Currency) in cash unless the Agents otherwise consent;"

     SUBPART 2.12. Amendment to Section 7.2.4. Section 7.2.4 of the Existing Credit Agreement is hereby amended and restated to read as follows:

     "SECTION 7.2.4. Financial Covenants.

     (a) EBITDA. The Company will not permit EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth opposite such period:

                               Period                       EBITDA
                               ------                       ------
                       Closing Date to 12/30/01        $ 90,000,000
                       12/31/01 to 12/30/02            $100,000,000
                       12/31/02 to 12/30/03            $105,000,000
                       12/31/03 to 12/30/04            $110,000,000
                       12/31/04 to 12/30/05            $120,000,000
                       12/31/05 to 12/30/06            $125,000,000
                       12/31/06 to 12/30/07            $130,000,000
                       12/31/07 and thereafter         $135,000,000

          provided, that, to the extent the amount of EBITDA for the immediately preceding four consecutive Fiscal Quarter period exceeds the amount of EBITDA required to be maintained for such four consecutive Fiscal Quarter period pursuant to this clause (a), an amount equal to 50% of such excess amount may be carried forward to (but only to) the then current Fiscal Quarter (any such amount to be certified to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such four consecutive Fiscal Quarter period).

     (b) Leverage Ratio. The Company will not permit the Leverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date and occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                               Period                  Leverage Ratio
                               ------                  --------------
                         Closing Date to 12/30/00           6:00:1:00
                         12/31/00 to 12/30/01               5.75:1.00
                         12/31/01 to 12/30/02               5.25:1.00
                         12/31/02 to 12/30/03               4.25:1.00
                         12/31/03 to 12/30/04               3.50:1.00
                         12/31/04 and thereafter            3.00:1.00

     (c) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date and occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                Interest Coverage
                      Period                          Ratio
                      ------                    -----------------
                    Closing Date to 12/30/00        1.55:1.00
                    12/31/00 to 12/30/01            1.55:1.00
                    12/31/01 to 12/30/02            1.85:1.00
                    12/31/02 to 12/30/03            2.25:1.00
                    12/31/03 to 12/30/04            2.70:1.00
                    12/31/04 to 12/30/05            3.00:1.00
                    12/31/05 to 12/30/06            4.00:1.00
                    12/31/06 to 12/30/07            4.50:1.00
                    12/31/07 and thereafter         5.00:1.00

     (d) Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date to be less than 1.10:1.00."

     SUBPART 2.13. Amendment to Section 7.2.5. Clause (l) of Section 7.2.5 of the Existing Credit Agreement is hereby amended and restated to read as follows:

     "(l) equity Investments of the Company or any U.S. Subsidiary in Non-U.S. Subsidiaries (x) outstanding as of the First Amendment Effective Date or (y) incurred on or after the First Amendment Effective Date, in an aggregate amount (in the case of this clause (y)) at any time outstanding not to exceed (exclusive of any such Investments (w) made as part of, or to finance, any acquisition permitted hereunder, (x) into which any Indebtedness of a Non-U.S. Subsidiary to the Company or a U.S. Subsidiary that was outstanding on the First Amendment Effective Date was converted, (y) made as part of, or to finance, the Asian Relocation or the Mexican Relocation or Relocation Capital Expenditures or Relocation Expenses incurred by Non-U.S. Subsidiaries or (z) consisting of the contribution by U.S. Subsidiaries of equipment used at the manufacturing facilities referred to in clause (iii) of the definition of Mexican Relocation to the Non-U.S. Subsidiaries that operate such facilities, but only to the extent, in the case of this clause (z), required or determined by the Company in good faith to be advisable to avoid adverse Mexican tax consequences) $20,000,000 less the aggregate principal amount outstanding at such time of Indebtedness permitted under clause (e)(ii) of Section 7.2.2 (other than any such intercompany Indebtedness (A) incurred to finance any acquisition permitted hereunder, (B) into which any Investment by the Company or a U.S. Subsidiary in a Non-U.S. Subsidiary that was outstanding on the First Amendment Effective Date was converted, (C) outstanding on the First Amendment Effective Date, and (D) incurred as part of, or to finance, the Relocation Capital Expenditures or Relocation Expenses incurred by Non-U.S. Subsidiaries);"

     SUBPART 2.14. Amendment to Section 7.2.6. Clauses (a) and (b) of Section
7.2.6 of the Existing Credit Agreement are hereby amended and restated to read as follows:

     "(a) the Company will not, and will not permit any of its Subsidiaries to, declare, pay or make any dividend, distribution or exchange (in cash, property or obligations) on or in respect of any shares of any class of Capital Stock (now or hereafter outstanding) of the Company or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Company (other than (i) dividends or distributions payable in its common stock or warrants to purchase its common stock, (ii) dividends or distributions on preferred stock issued pursuant to the New Securities Purchase Agreement payable in additional shares of such preferred stock as provided for in the certificate of designation for such preferred stock as in effect on the First Amendment Effective Date and
(iii) splits or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase, redeem or exchange, any shares of any class of Capital Stock (now or hereafter outstanding) of the Company or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Company;

     (b) the Company will not, and will not permit any of its Subsidiaries to
(i) directly or indirectly, make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Note or Junior Subordinated Debt, on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Note or Junior Subordinated Debt, or which would violate the subordination provisions of such Subordinated Note or Junior Subordinated Debt,
(ii) redeem, purchase or defease any Subordinated Note, Junior Subordinated Debt or Discount Debenture, or (iii) make any payment of interest on any Junior Subordinated Debt prior to the maturity date of such Junior Subordinated Debt other than in additional Junior Subordinated Debt or through accretion to the principal amount thereof (the foregoing prohibited acts referred to in clauses
(a) and (b) above are herein collectively referred to as "Restricted
Payments");"

     SUBPART 2.15. Amendment to Section 7.2.7. Clause (a) of Section 7.2.7 is hereby amended and restated to read as follows:

     "(a) The Company will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures, except (i) Relocation Capital Expenditures, plus (ii) in any Fiscal Year, Capital Expenditures which do not aggregate in excess of $25,000,000 in such Fiscal Year, plus (iii) an additional aggregate amount equal to $20,000,000 over the term of this Agreement; provided, however, that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to clause (a)(ii) of this Section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, such excess amount (up to an aggregate of 50% of the amount of Capital Expenditures permitted for such Fiscal Year, without giving effect to this proviso) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Company to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Company and its Subsidiaries using the amount of Capital Expenditures permitted by this Section in such succeeding Fiscal Year, without giving effect to such carry-forward)."

                                    PART III

                          CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1. Effective Date. This First Amendment (and the amendments and modifications contained herein) shall become effective as of November 10, 1999 and shall have retroactive effect from said date, and shall thereafter be referred to as the "First Amendment," on the date (the "First Amendment Effective Date") when all of the conditions set forth in this Subpart 3.1 have been satisfied.

     SUBPART 3.1.1. Execution of Counterparts. The Agents shall have received counterparts of this First Amendment executed on behalf of the Borrowers, and the Administrative Agent shall have confirmed to the Borrowers and the Syndication Agent that it has received from the Required Lenders their respective executed counterparts hereto.

     SUBPART 3.1.2. Delivery of New Securities Purchase Agreement. The Agents shall have received counterparts of the New Securities Purchase Agreement, dated on or before the First Amendment Effective Date, duly executed and delivered by an Authorized Officer of the Company and the Purchasers, in form and substance and containing such terms and conditions as are reasonably satisfactory to the Agents.

     SUBPART 3.1.3. Affirmation and Consent. The Agents shall have received an affirmation and consent in form and substance satisfactory to them, executed and delivered by an Authorized Officer of each Obligor (other than the Borrowers) under the Existing Credit Agreement and related Loan Documents.

     SUBPART 3.1.4. Amendment Fee. The Agents shall have received, for the account of each Lender signatory hereto on or prior to November 10, 1999 (the "Fee Calculation Date"), an amendment fee equal to .25% of each such Lender's Percentage of the Total Exposure Amount as of the Fee Calculation Date and all other fees, costs and expenses due and payable pursuant to Section 11.3 of the Credit Agreement, if then invoiced.

     SUBPART 3.1.5. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Agents and their counsel. The Agents and their counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Agents or their counsel may reasonably request, and all legal matters incident to the transactions contemplated by this First Amendment shall be satisfactory to the Agents and their counsel.

                                    PART IV

                      REPRESENTATIONS AND WARRANTIES, ETC.

     SUBPART 4.1. Representations and Warranties; No Default. In order to induce the Required Lenders to enter into this First Amendment, the Borrowers hereby jointly and severally (a) confirm, reaffirm and restate that the representations and warranties set forth in Article VI of the Existing Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof after giving effect to this First Amendment (unless such representations and warranties are stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) and (b) represent and warrant that, after giving effect to the First Amendment set forth herein, no Default or Event of Default has occurred and is continuing.

                                     PART V

                                 MISCELLANEOUS

     SUBPART 5.1. Cross-References. References in this First Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this First Amendment. References in this First Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of the Credit Agreement.

     SUBPART 5.2. Loan Document Pursuant to Credit Agreement. This First Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement, including Article XI thereof.

     SUBPART 5.3. Counterparts, etc. This First Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.

     SUBPART 5.4. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SUBPART 5.5. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.


                                        THERMADYNE MFG. LLC

                                        By: /s/ JAMES H. TATE
                                           -----------------------------
                                           Title: Senior Vice President &
                                                  Chief Financial Officer

                                        COMWELD GROUP PTY. LTD.

                                        By: /s/ JAMES H. TATE
                                           -----------------------------
                                           Title:



                                        GENSET S.P.A.

                                        By: /s/ JAMES H. TATE
                                           -----------------------------
                                           Title:



                                        THERMADYNE WELDING PRODUCTS
                                        CANADA LIMITED

                                        By: /s/ JAMES H. TATE
                                           -----------------------------
                                           Title:

                                        DLJ CAPITAL FUNDING, INC.,
                                        as the Syndication Agent and as a Lender

                                        By: /s/ DANA F. KLIEN
                                           -----------------------------
                                           Title: Vice President


                                        ABN AMRO BANK N.V.,
                                        as the Administrative Agent and as a
                                        Lender

                                        By: /s/ TOM COMFORT
                                           -----------------------------
                                           Title: Group Vice President


                                        By: /s/ MARY HONDA
                                           -----------------------------
                                           Title: Vice President

                                        SOCIETE GENERALE,
                                        as the Documentation Agent and as a
                                        Lender

                                        By: /s/ CYNTHIA A. JAY
                                           -----------------------------
                                           Title: Managing Director

                    Schedule I: Existing Capitalized Leases

          Lessor                                   Lessee                   Effective Date
---------------------------------        ---------------------              --------------
National Warehouse Investment Co.        Tweco Products, Inc.               June 6, 1988
                                                                            (Amended and
                                                                            restated on
                                                                            August 11, 1988)

                                                                       EXHIBIT A

                            JUNIOR SUBORDINATED DEBT

                               [see Exhibit 4.15]

                                                                       EXHIBIT B

                                  NEW WARRANTS

                               [see Exhibit 4.14]